Exhibit 99.1

USF STOCKHOLDERS APPROVE YELLOW ROADWAY MERGER

•	Transaction expected to close Tuesday, May 24, 2005

•	USF shares to be delisted Tuesday at close of business

(Chicago – May 23, 2005) USF Corporation (NASDAQ: USFC) today announced that its stockholders have voted in favor of the USF/Yellow Roadway merger transaction. Based on the tabulation of votes taken at today’s special meeting of USF stockholders, USF has received the requisite stockholder approval to adopt the Agreement and Plan of Merger, dated as of February 27, 2005, and amended as of May 1, 2005, by and among Yellow Roadway Corporation, Yankee II LLC and USF. 99.5 percent of the votes cast were in favor of the merger. Overall, 61.5 percent of eligible USF shareholders voted.

The transaction is expected to close on Tuesday, May 24, 2005. At the effective time of the merger, each outstanding share of USF common stock (other than shares owned by USF or Yellow Roadway) will be cancelled and converted into the right to receive 0.31584 shares of Yellow Roadway common stock and $29.25 in cash. The parties expect to issue a press release tomorrow confirming the closing of the transaction.

USF has requested that the Nasdaq National Market (NASDAQ) delist USF’s common stock and cease trading effective as of the close of business on Tuesday, May 24, 2005.

The information presented herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “could”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations, products and services and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Yellow Roadway and USF, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include:

•	those discussed and identified in Yellow Roadway and USF public filings with the Securities and Exchange Commission (SEC)

•	the parties’ ability to:

•	consummate the proposed amended merger

•	achieve expected synergies and operating efficiencies in the amended merger within the expected time-frames or at all and

•	successfully integrate USF’s operations into Yellow Roadway’s operations;

•	the parties’ ability to meet expectations regarding the timing, completion and accounting treatment of the merger and the value of the merger consideration;

•	changes in federal or state regulation concerning or affecting the transportation industry;

•	inflation, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, a downturn in general or regional economic activity, changes in equity and debt markets, and the state of the economy; and

•	any future acts or threats of terrorism or war.

Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Yellow Roadway nor USF undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers also are urged to carefully review and consider the various disclosures in Yellow Roadway’s and USF’s various SEC reports, including, but not limited to, each party’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the first fiscal quarter of 2005.

USF Corporation, a $2.4 billion leader in the transportation industry, specializes in delivering comprehensive supply chain management solutions, including high-value next-day, regional and national LTL transportation, third-party logistics, and premium regional and national truckload transportation. The company serves the North American market, including the United States, Canada and Mexico, as well as the U.S. territories of Puerto Rico and Guam. USF Corporation is headquartered in Chicago, Illinois. For more information, visit www.usfc.com.

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Corporate Contact:

USF Corporation,

James J. Hyland

773.824.2213,

James.hyland@usfc.com